40 Act File No. 811-7996




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM N-1A


                 REGISTRATION STATEMENT UNDER THE
                 INVESTMENT COMPANY ACT OF 1940                         [X]
                        Amendment No. 20                                [X]
                (check appropriate box or boxes)


                                 SR&F BASE TRUST
         (Exact Name of Registrant as Specified in Declaration of Trust)


                One Financial Center, Boston, Massachusetts 02111
                   (Address of Registrant's Principal Offices)


                                 1-800-338-2550
              (Registrant's Telephone Number, Including Area Code)



William J. Ballou                               Cameron S. Avery
Secretary                                       Bell, Boyd & Lloyd
SR&F Base Trust                                 Three First National Plaza
One Financial Center                            70 W. Madison Street, Suite 3300
Boston, MA  02111                               Chicago, IL  60602

                              (Agents for Service)

                                EXPLANATORY NOTE

This Registration Statement has been filed pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.
Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

                                     PART A

Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

Introduction. The 10 series of SR&F Base Trust are referred to collectively as the "Portfolios." SR&F Municipal Money Portfolio and SR&F High-Yield Municipals Portfolio are referred to collectively as the "Municipal Portfolios"; SR&F Intermediate Bond Portfolio, SR&F Income Portfolio and SR&F High Yield Portfolio are referred to collectively as the "Bond Portfolios"; and SR&F Balanced Portfolio, SR&F Growth Stock Portfolio, SR&F Growth Investor Portfolio and SR&F International Portfolio are referred to collectively as the "Equity Portfolios."

Throughout this registration statement, information concerning the Portfolios is incorporated by reference to the prospectuses and statements of additional information ("SAIs") contained in the Registration Statements on Form N-1A relating to shares of the respective feeder funds that invest all of their assets in such Portfolios (each a "Feeder Fund") as follows:




                 Portfolio                                Feeder Fund                    Registration Statement

SR&F Municipal  Money Market Portfolio  Stein Roe Municipal Money Market Fund   Liberty-Stein Roe Funds  Municipal  Trust
SR&F High-Yield Municipals Portfolio    Stein Roe High-Yield Municipals Fund    1933 Act File No. 2-99356
                                                                                1940 Act File No.811-4367
                                                                                CIK 0000773757

SR&F Municipal  Money Market Portfolio  Liberty Municipal Money Market Fund     Liberty Funds Trust IV
                                                                                1933 Act File No. 2-62492
                                                                                1940 Act File No. 811-2865
                                                                                CIK 0000276716

SR&F Cash Reserves Portfolio            Stein Roe Cash Reserves Fund            Liberty-Stein Roe Funds Income Trust
SR&F Intermediate Bond Portfolio        Stein Roe Intermediate Bond Fund        1933 Act File No. 33-02633
SR&F Income Portfolio                   Stein Roe Income Fund                   1940 Act File No. 811-4552
SR&F High Yield Portfolio               Stein Roe High Yield Fund               CIK 0000787491

SR&F High Yield Portfolio               Stein Roe Institutional Client          Liberty-Stein Roe Funds Trust
                                        High Yield Fund                         1933 Act File No. 33-19181
                                                                                1940 Act File No. 811-07997
                                                                                CIK 0001020519

SR&F Cash Reserves Portfolio            Liberty Money Market Fund               Liberty Funds Trust II
                                                                                1933 Act File No.2-66976
                                                                                1940 Act File No.811-3009
                                                                                CIK 0000315665

SR&F Balanced Portfolio                 Stein Roe Balanced Fund                 Liberty-Stein Roe Funds Investment Trust
SR&F Growth Stock Portfolio             Stein Roe Growth Stock Fund             1933 Act File No. 33-11351
SR&F Growth Investor Portfolio          Stein Roe Young Investor Fund           1940 Act File No. 811-4978
                                        Stein Roe Growth Investor Fund          CIK 0000809558
SR&F International Portfolio            Stein Roe International Fund

SR&F Growth Investor Portfolio          Liberty Young Investor Fund             Liberty-Stein Roe Advisor Trust
SR&F Growth Stock Portfolio             Liberty Growth Stock Fund               1933 Act File No. 333-17255
                                                                                1940 Act File No. 811-07955
                                                                                CIK 0001020520


Item 4.INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS.

Registrant incorporates by reference the following sections of the Feeder Funds' prospectuses containing information on each Portfolio's investment objective, primary investment strategy and risk: "The Funds" and "Other Investments and Risks."

Item 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

          The Adviser, Stein Roe & Farnham Incorporated, One South Wacker Drive, Chicago, IL 60606, manages the day-to-day operations of the Portfolios, except that Newport Fund Management, Inc., manages the day-to-day operations of the SR&F International Portfolio. Stein Roe (and its predecessors) has advised and managed mutual funds since 1949. For the most recent fiscal year, the Portfolios paid to Stein Roe the following aggregate management fees (as a percent of average net assets):

Fiscal year ended June 30, 2001:
Portfolio                                               Annual Management Fee

SR&F Municipal Money  Market Portfolio                           0.14%

SR&F High-Yield Municipals Portfolio                             0.43

SR&F Cash Reserves Portfolio                                     0.24

SR&F Intermediate Bond Portfolio                                 0.35

SR&F Income Portfolio                                            0.48

SR&F High Yield Portfolio                                        0.25

Fiscal year ended September 30, 2001:
Portfolio                                               Annual Management Fee

SR&F Balanced Portfolio                                          0.55%

SR&F Growth Stock Portfolio                                      0.54

SR&F Growth Investor Portfolio                                   0.56

SR&F International Portfolio                                     0.85

Stein Roe's mutual funds and institutional investment advisory businesses are part of a larger business unit known as Liberty Funds Group (LFG) that includes several separate legal entities. LFG includes certain affiliates of Stein Roe, including Colonial Management Associates, Inc. (CMA). The LFG business unit is managed by a single management team. CMA and other LFG entities also share personnel, facilities, and systems with Stein Roe that may be used in providing administrative or operational services to the Funds. CMA is a registered investment adviser. Stein Roe also has a wealth management business that is not part of LFG and is managed by a different team. Stein Roe and the other entities that make up LFG are subsidiaries of FleetBoston Financial Corp.

Stein Roe may use the services of AlphaTrade Inc., an affiliated broker-dealer, when buying or selling equity securities for the Portfolios, pursuant to procedures adopted by the Board of Trustees.

Portfolio Managers

Veronica M. Wallace has been portfolio manager of the SR&F Municipal Money Portfolio since 1995. Ms. Wallace is a vice president of Stein Roe, which she joined in 1966. She was a trader in taxable money market instruments for Stein Roe from 1987 to 1995.

Maureen G. Newman has been portfolio manager of the SR&F High-Yield Municipals Portfolio since November 1998, when she joined Stein Roe. In her role as portfolio manager, she is jointly employed as a senior vice president by both Colonial and Stein Roe. She has managed tax-exempt funds for Colonial since May 1996. Prior to joining Colonial, Ms. Newman was a portfolio manager and bond analyst at Fidelity Investments from May 1985 to May 1996. Ms. Newman has a bachelor's degree in economics from Boston College and a master's degree from Babson College. She is a Chartered Financial Analyst.

Jane M. Naeseth has managed SR&F Cash Reserves Portfolio since its inception in 1998. She was portfolio manager of Stein Roe Cash Reserves Fund from 1980 to 1998. Ms. Naeseth is a senior vice president of Stein Roe.

Michael T. Kennedy, a senior vice president of Stein Roe, has been portfolio manager of the SR&F Intermediate Bond Portfolio since its inception in 1998 and had been portfolio manager of the Stein Roe Intermediate Bond Fund from 1988 to January 1998. Mr. Kennedy has been co-manager of the SR&F Income Portfolio since December 2000. He joined Stein Roe in 1987. A chartered financial analyst and a chartered investment counselor, he received his B.S. degree from Marquette University and his M.M. degree from Northwestern University.

Stephen F. Lockman, a senior vice president of Stein Roe, has been manager of the SR&F High Yield Portfolio since 1997 and of the SR&F Income Portfolio since its inception in 1998. Mr. Lockman was portfolio manager of the Stein Roe Income Fund from 1997 to January 1998, associate manager of the Stein Roe Income Fund from 1995 to 1997, and associate manager of the SR&F High Yield Portfolio from November 1996 to February 1997. Mr. Lockman was a senior research analyst for Stein Roe's fixed income department from 1994, when he joined Stein Roe, to 1997. A chartered financial analyst, Mr. Lockman earned a bachelor's degree from the University of Illinois and a master's degree from DePaul University.

Jeffrey M. Martin, a vice president and senior analyst of Stein Roe, has been co-manager of the SR&F High Yield Portfolio since December 2000 and has been affiliated with that Portfolio and the Stein Roe High Yield Fund as an analyst or associate portfolio manager since 1996. Mr. Martin joined Stein Roe in 1993. He received his B.S. degree from the State University of New York at Albany and his M.B.A. degree from St. John's University.

Erik P. Gustafson and David P. Brady have been co-managers of SR&F Growth Investor Portfolio since its inception in 1997. Mr. Gustafson has managed SR&F Growth Stock Portfolio since its inception in 1997. Mr. Gustafson joined Stein Roe in 1992 as a portfolio manager for privately managed accounts. He is a senior vice president and was portfolio manager of Stein Roe Young Investor Fund from 1995 to 1997 and portfolio manager of Stein Roe Growth Stock Fund from 1994 to 1997. Mr. Brady joined Stein Roe in 1993 as an associate portfolio manager of Stein Roe Special Fund. He currently is a senior vice president. He was portfolio manager of Stein Roe Young Investor Fund from 1995 to 1997, has been portfolio manager Stein Roe Large Company Focus Fund since its inception in June 1998, and is associate manager of SR&F Growth Stock Portfolio.

Harvey B. Hirschhorn, manager of SR&F Balanced Portfolio since its inception in 1997. Mr. Hirschhorn is executive vice president and chief economist and investment strategist of Stein Roe. He managed Stein Roe Balanced Fund from 1996 to 1997 and Stein Roe Growth Stock Fund from 1995 to 1996. Mr. Hirschhorn has been employed by Stein Roe since 1973.

Sandra Knight, associate manager of SR&F Balanced Portfolio, is a vice president of Stein Roe, which she joined in 1991 as a quantitative analyst. She earned a B.S. degree from Lawrence Technological University and a M.B.A. degree from Loyola University of Chicago.

Stein Roe has retained Nordea Investment Management North America, Inc. (Nordea), as sub-advisor to manage a portion of the SR&F Balanced Portfolio's foreign securities. Nordea's investment decisions are made by a team. No single individual at Nordea is primarily responsible for making investment decisions with respect to the Balanced Portfolio.

Charles R. Roberts, Michael Ellis and Deborah F. Snee are co-managers of SR&F International Portfolio since March 15, 2000. Each of the co-managers are joint employees of Newport Fund Management, Inc., Stein Roe and Colonial Management Associates. Mr. Roberts is a Managing Director of Newport. Mr. Roberts is also a Managing Director of Newport Pacific Management, Inc. (Newport Pacific), Newport's immediate parent. Mr. Roberts will be a senior vice president with both Colonial and Stein Roe. Mr. Roberts has been employed with Newport and Newport Pacific since November, 1998, where he has managed other funds or accounts on behalf of Newport and Newport Pacific. Prior to joining Newport and Newport Pacific, he managed the European component of institutional international equity accounts at Progress Investment Management (Progress) since 1997. Prior to joining Progress in 1997, he managed the European component of institutional international equity accounts and was a member of the investment policy committee at Sit/Kim International since prior to 1994. Mr. Ellis is a senior vice president of both Newport and Newport Pacific. Mr. Ellis will hold the same position with Colonial and Stein Roe. Prior to joining Newport and Newport Pacific in December, 1996, he was a vice president at Matthews International Capital Management since September, 1991. Ms. Snee is a vice president and Europe analyst at Newport. She also will be an analyst at Colonial and Stein Roe. Prior to working at Newport, Ms. Snee spent five years at Sit/Kim as an emerging markets analyst.


Item 7.  SHAREHOLDER INFORMATION.

Purchases and Redemptions. Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement is not an offer to sell or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act.

Each investor in a Portfolio may add to or reduce its investment on each business day. The investor's percentage of the aggregate Interests in a Portfolio is computed as the percentage equal to the fraction (1) the numerator of which is the beginning of the day value of such investor's investment in the Portfolio on such day plus or minus the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (2) the denominator of which is the aggregate beginning of the day net asset value of the Portfolio on such day plus or minus the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. This percentage is applied to determine the value of the investor's Interest in the Portfolio as of the close of business.

An investment is made without a sales load at the net asset value next determined after an order is received by Liberty Funds Services Inc., the investor accounting and recordkeeping agent. There is no minimum initial or subsequent investment. The Portfolios and Liberty Funds Services Inc. reserve the right to cease accepting investments at any time or to reject any investment order.

An investor may redeem its investment at the next determined net asset value if a withdrawal request in proper form is furnished by the investor to Liberty Funds Services Inc. by the designated cutoff time. The proceeds of a withdrawal are paid in federal funds normally on the business day the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

Redemptions may be suspended or payment of withdrawal proceeds postponed when the New York Stock Exchange (NYSE) is closed (other than for weekends or holidays) or trading on the NYSE is restricted, or, if to the extent otherwise permitted by the 1940 Act if an emergency exists.

Determining Share Price. Registrant incorporates by reference information on the determination of net asset value and the valuation of portfolio securities from the section of each Feeder Fund's prospectus entitled "Your Account--Determining Share Price."

Distributions and Taxes. The assets, income, and distributions of the Portfolios are managed in such a way that an investor will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company, assuming that the investor invested all of its assets in that Portfolio.

The net income of a Portfolio consists of (1) all income accrued less the amortization of any premium on its assets, less (2) all actual and any accrued expenses of the series determined in accordance with generally accepted accounting principles. Income includes discount earned (including both original issue and, by election, market discount) on discount paper accrued to the date of maturity and any net realized gains or losses on the assets of the series. All of the net income of a Portfolio is allocated among its investors in accordance with their Interests (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees).

Base Trust is not subject to any federal income tax. However, each investor in a Portfolio is taxed on its share (as determined in accordance with the governing instruments of Base Trust) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share is made in accordance with an allocation method designed to satisfy the Internal Revenue Code and its regulations. Distributions of net income and capital gain are to be made pro rata to investors in accordance with their investment in a Portfolio. For federal income tax purposes, however, income, gain, or loss may be allocated in a manner other than pro rata, if necessary to reflect gains or losses properly allocable to fewer than all investors as a result of contributions of securities to a series or redemptions of portions of an investor's unrealized gain or loss in series assets.

Item 8.  DISTRIBUTION ARRANGEMENTS.

Not applicable.

                                     PART B

Item 10.  COVER PAGE AND TABLE OF CONTENTS.

                                 SR&F BASE TRUST
                     One Financial Center, Boston, MA 02111
                                  800-338-2550
           Statement of Additional Information Dated January 30, 2002

This Statement of Additional Information is not a prospectus but provides additional information that should be read in conjunction with the prospectus contained in Part A of this Registration Statement, which may be obtained at no charge by telephoning 800-338-2550.

Item 11.  Fund History.........................................................8
Item 12.  Description of Fund and Its Investment Risks.........................8
Item 13.  Management of the Fund...............................................8
Item 14.  Control Persons and Principal Holders of Securities.................12
Item 15.  Investment Advisory and Other Services..............................13
Item 16.  Brokerage Allocation and Other Practices............................13
Item 17.  Capital Stock and Other Securities..................................13
Item 18.  Purchase, Redemption, and Pricing of Securities.....................16
Item 19.  Taxation of the Fund................................................16
Item 20.  Underwriters........................................................17
Item 21.  Calculation of Performance Data.....................................17
Item 22.  Financial Statements................................................17

Item 11.  FUND HISTORY.

SR&F Base Trust ("Base Trust") is a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the Commonwealth of Massachusetts on August 23, 1993. Currently, 10 series of Base Trust are authorized and outstanding.

Item 12.  DESCRIPTION OF FUND AND ITS INVESTMENT RISKS.

Part A, Item 4 contains additional information about the investment objectives and policies of each Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms in this Part B and not otherwise defined have the meanings given to them in Part A.

Registrant incorporates by reference additional information concerning the investment policies of each Portfolio as well as information concerning the investment restrictions of the Portfolio from "Portfolio Investments and Strategies" "and "Investment Restrictions" in the SAI relating to its Feeder Fund(s).

Item 13.  MANAGEMENT OF THE FUND.

The Board of Trustees of Base Trust has overall management responsibility for the Trust and the Portfolios. The officers and trustees of Base Trust are listed below.

                                         Position with                     Principal occupation(s)
   Name and Address              Age     the Trust                         during past five years
   ----------------              ---     ---------                         ----------------------
Douglas A. Hacker                  45      Trustee           President of UAL Loyalty Services and Executive Vice
P.O. Box 66100                                               President of United Airlines (airline) since September,
Chicago, IL 60666(2)                                         2001 (formerly Executive Vice President from July, 1999
                                                             to September, 2001); Chief Financial Officer of United
                                                             Airlines since July, 1999; Senior Vice President and
                                                             Chief Financial Officer of UAL, Inc. prior thereto.

Janet Langford Kelly               43      Trustee           Executive Vice President-Corporate Development and
One Kellogg Square                                           Administration, General Counsel and Secretary, Kellogg
Battle Creek, MI 49016                                       Company (food manufacturer), since September, 1999;
                                                             Senior Vice President, Secretary and General Counsel,
                                                             Sara Lee Corporation (branded, packaged, consumer-products manufacturer) prior thereto.

Richard W. Lowry                   65      Trustee           Private Investor since August, 1987 (formerly Chairman
10701 Charleston Drive                                       and Chief Executive Officer, U.S. Plywood Corporation
Vero Beach, FL 32963                                         (building products manufacturer)).

Salvatore Macera                   70      Trustee           Private Investor since 1981 (formerly Executive Vice
26 Little Neck Lane                                          President and Director of Itek Corporation (electronics)
New Seabury, MA  02649(2)                                    from 1975 to 1981).

William E. Mayer                   61      Trustee           Managing Partner, Park Avenue Equity Partners (venture
399 Park Avenue                                              capital) since 1998 (formerly Founding Partner,
Suite 3204                                                   Development Capital LLC from 1996 to 1998; Dean and
New York, NY 10022(1)                                        Professor, College of Business and Management, University
                                                             of Maryland from October, 1992 to November, 1996);
                                                             Director of Lee Enterprises (print and on-line media),
                                                             WR Hambrecht + Co. (financial service provider) and
                                                             Systech Retail Systems (retail industry technology provider).

Charles R. Nelson                  59      Trustee           Van Voorhis Professor, Department of Economics,
Department of Economics                                      University of Washington; consultant on econometric and
University of Washington                                     statistical matters.
Seattle, WA 98195(2)

John J. Neuhauser                  58      Trustee           Academic Vice President and Dean of Faculties since
84 College Road                                              August, 1999, Boston College (formerly Dean, Boston
Chestnut Hill, MA 02467-3838                                 College School of Management from September, 1977 to
                                                             September, 1999); Director, Saucony, Inc. (athletic
                                                             footwear).

Joseph R. Palombo                  48      Trustee and       Chief Operating Officer of Fleet Asset Management since
One Financial Center                       Chairman of the   November, 2001; formerly Chief Operations Officer of
Boston, MA 02111(1)                        Board             Mutual Funds, Liberty Financial from August, 2000 to
                                                             November, 2001; Executive Vice President and
                                                             Director of the Stein Roe since April, 1999; Executive Vice
                                                             President and Chief Administrative Officer of LFG
                                                             since April, 1999; Director of Stein Roe since September, 2000;
                                                             Trustee and Chairman of the Board of the Stein
                                                             Roe Mutual Funds since October, 2000; Manager of
                                                             Stein Roe Floating Rate Limited Liability Company
                                                             since October, 2000 (formerly Vice President of the
                                                             Liberty Funds from April, 1999 to August, 2000; Chief
                                                             Operating Officer, Putnam Mutual Funds from 1994 to 1998).

Thomas E. Stitzel                  65      Trustee           Business Consultant since 1999 (formerly Professor of
2208 Tawny Woods Place                                       Finance from 1975 to 1999 and Dean from 1977 to 1991,
Boise, ID  83706                                             College of Business, Boise State University); Chartered
                                                             Financial Analyst.


Thomas C. Theobald                 64      Trustee           Managing Director, William Blair Capital Partners
Suite 1300                                                   (private equity investing) since 1994; (formerly Chief
222 West Adams Street                                        Executive Officer and Chairman of the Board of Directors,
Chicago, IL 60606                                            Continental Bank Corporation); Director of Xerox
                                                             Corporation (business products and services), Anixter
                                                             International (network support equipment distributor), Jones
                                                             Lang LaSalle (real estate management services) and MONY
                                                             Group (life insurance).

Anne-Lee Verville                  56      Trustee           Chairman of the Board of Directors, Enesco Group, Inc.
359 Stickney Hill Road                                       (designer, importer and distributor of giftware and
Hopkinton, NH  03229                                         collectibles); Director, LearnSomething.com, Inc. (online
                                                             educational products and services) since 2000; author and
                                                             speaker on educational systems needs (formerly
                                                             General Manager, Global Education Industry from 1994
                                                             to 1997, and President, Applications Solutions Division
                                                             from 1991 to 1994, IBM Corporation (global education
                                                             and global applications).

Keith T. Banks                     45      President         President of the Liberty Funds since November, 2001;
Fleet Asset Management                                       Chief Investment Officer and Chief Executive Officer of
590 Madison Avenue, 36th Floor                               Fleet Asset Management since 2000 (formerly Managing
Mail Stop NY EH 30636A                                       Director and Head of U.S. Equity, J.P. Morgan Investment
New York, NY 10022                                           Management from 1996 to 2000).

Vicki L. Benjamin                  40      Chief             Chief Accounting Officer of the Liberty Funds, Stein Roe
One Financial Center                       Accounting        Funds and Liberty All-Star Funds since June, 2001; Vice
Boston, MA 02111                           Officer           President of LFG since April, 2001 (formerly Vice
                                                             President, Corporate Audit, State Street Bank
                                                             and Trust Company from May, 1998 to April, 2001; Staff
                                                             Associate from December, 1989 to December, 1991,
                                                             Audit Senior from January, 1992 to June, 1994, Audit
                                                             Manager from July, 1994 to June, 1997,
                                                             Senior Audit Manager from July, 1997 to May, 1998,
                                                             Coopers & Lybrand).


J. Kevin Connaughton               37      Treasurer         Treasurer of the Liberty Funds and of the Liberty
One Financial Center                                         All-Star Funds since December, 2000 (formerly Controller
Boston, MA 02111                                             of the Liberty Funds and of the Liberty All-Star Funds
                                                             from February, 1998 to October, 2000); Treasurer of the
                                                             Stein Roe Funds since February, 2001 (formerly
                                                             Controller from May, 2000 to February, 2001);
                                                             Senior Vice President of LFG since January, 2001
                                                             (formerly Vice President from April, 2000 to
                                                             January, 2001)(formerly Vice President of
                                                             CMA from February, 1998 to October, 2000)(formerly Senior
                                                             Tax Manager, Coopers & Lybrand,
                                                             LLP from April, 1996 to January, 1998).

Michelle G. Azrialy                32      Controller        Controller of the Liberty Funds and of the Liberty
One Financial Center                                         All-Star Funds since May, 2001; Vice President of LFG
Boston, MA 02111                                             since March, 2001 (formerly Assistant Vice President of
                                                             Fund Administration from September, 2000 to February,
                                                             2001; Compliance Manager of Fund Administration from
                                                             September, 1999 to August, 2000)(formerly Assistant
                                                             Treasurer, Chase Global Fund Services - Boston
                                                             from August, 1996 to September, 1999).

William J. Ballou                  36      Secretary         Secretary of the Liberty Funds and of the Liberty
One Financial Center                                         All-Star Funds since October, 2000 (formerly Assistant
Boston, MA 02111                                             Secretary from October, 1997 to October, 2000); Secretary
                                                             of the Stein Roe Funds since February, 2001
                                                             (formerly Assistant Secretary from May, 2000 to February,
                                                             2001); Senior Vice President of CMA since
                                                             April, 2001 (formerly Vice President from
                                                             October, 1997 to March, 2001); Senior Counsel of
                                                             CMA since April, 2000 (formerly Counsel
                                                             from October, 1997 to March, 2000); Assistant Secretary
                                                             of CMA since October, 1997; Senior Vice President of LFG
                                                             since April, 2001 (formerly Vice President and
                                                             Counsel from October, 1997 to March, 2001); Senior Counsel of
                                                             LFG since April, 2000, and Assistant Secretary since
                                                             December, 1998 of LFG (formerly Associate Counsel,
                                                             Massachusetts Financial Services Company from May,
                                                             1995 to September, 1997).

----------------------

(1) Trustee who is an "interested person" "(as defined in the Investment Company Act of 1940) of the Trust or of Stein Roe. Mr. Mayer is an interested person by reason of his affiliation with Hambrecht + Co. Mr. Palombo is an interested person as an employee of CMA, an affiliate of Stein Roe.

(2) Member of the Audit Committee of the Board, which makes recommendations to the Board regarding the selection of auditors and confers with the auditors regarding the scope and results of the audit.

Trustees and officers of Base Trust also serve as trustees and officers of other investment companies managed by Stein Roe or its affiliates.

Officers and trustees affiliated with Stein Roe serve without any compensation from Base Trust. In compensation for their services to Base Trust, trustees who are not "interested persons" of Base Trust or Stein Roe are paid an annual retainer plus an attendance fee for each meeting of the Board or standing committee thereof attended. Base Trust has no retirement or pension plan. The following table sets forth compensation paid (by the Portfolios below) during the year ended June 30, 2001 or September 30, 2001 (as applicable) and the calendar year ended December 31, 2001, to the trustees:



                                Aggregate
                              Compensation                             Aggregate            Aggregate
                                  From              Aggregate       Compensation From    Compensation From
                               Intermediate     Compensation From       High Yield         Cash Reserves
                               Bond Portfolio     Income Portfolio   Portfolio for the    Portfolio for the
                             for the Fiscal      for the Fiscal    Fiscal Year Ended   Fiscal Year Ended
                             Year Ended June     Year Ended June      June 30, 2001        June 30, 2001
 Trustee                         30, 2001            30, 2001
--------                     ---------------    ------------------ ------------------  --------------------

Lindsay Cook(1)(2)                    -0-              -0-                 -0-                   -0-
John A. Bacon Jr.(1)               $1,000           $1,000                $700                $1,600
William W. Boyd(1)                  1,000            1,000                 700                 1,600
Douglas A. Hacker                   1,179            1,179                 879                 1,779
Janet Langford Kelly                1,076            1,076                 776                 1,676
Richard W. Lowry(3)                   182              182                 182                   182
Salvatore Macera(3)                   179              179                 179                   179
William E. Mayer(3)                   169              169                 169                   169
Charles R. Nelson                   1,179            1,179                 879                 1,779
John J. Neuhauser(3)                  181              181                 181                   181
Joseph R. Palombo(1)(3)               -0-              -0-                 -0-                   -0-
Thomas E. Stitzel(3)                  176              176                 176                   176
Thomas C. Theobald                  1,182            1,182                 882                 1,782
Anne-Lee Verville(3)                  186              185                 186                   186


                                                   Aggregate
                               Aggregate          Compensation
                              Compensation        From High Yield
                             From Municipal        Municipals
                              Money Market         Portfolio
                             Portfolio for       for the Fiscal
                             the Fiscal Year    Year Ended June
                             Ended June 30,         30, 2001
Trustee                          2001
-------                      ---------------    ---------------

Lindsay Cook(1)(2)                  -0-              -0-
John A. Bacon Jr.(1)               $700           $1,000
William W. Boyd                     700            1,000
Douglas A. Hacker                   879            1,179
Janet Langford Kelly                776            1,076
Richard W. Lowry(3)                 182              182
Salvatore Macera(3)                 179              179
William E. Mayer(3)                 169              169
Charles R. Nelson                   879            1,179
John J. Neuhauser(3)                181              181
Joseph R. Palombo(1)(3)             -0-              -0-
Thomas E. Stitzel(3)                176              176
Thomas C. Theobald                  882            1,182
Anne-Lee Verville(3)                186              186
---------------

(1) Did not receive compensation because he is an affiliated trustee and an employee of Liberty Financial Companies, Inc. or its affiliates.
(2) Resigned as a trustee of Base Trust and of the Complex on December 27, 2000.
(3)  Elected by the shareholders of the feeder funds on December 27, 2000.

                              Aggregate             Aggregate              Aggregate                Aggregate
                          Compensation from    Compensation from        Compensation from       Compensation from
                          Growth Stock Port.   Growth Investor Port.      Balanced Port.       International Port.
                          for the Fiscal         for the Fiscal          for the Fiscal          for the Fiscal
                             Year Ended            Year Ended              Year Ended              Year Ended
                         September 30, 2001     September 30, 2001       September 30, 2001     September 30, 2001
                         ------------------     ------------------       ------------------     ------------------
John A. Bacon, Jr.            $1,100                $1,100                   $ 500                    $ 500
William W. Boyd                1,100                 1,100                     500                      500
Douglas A. Hacker              1,350                 1,350                     750                      750
Janet Langford Kelly           1,244                 1,244                     644                      644
Richard W. Lowry                 251                   251                     251                      251
Salvatore Macera                 253                   253                     254                      254
William E. Mayer                 242                   242                     242                      242
Charles R. Nelson              1,350                 1,350                     750                      750
John J. Neuhauser                250                   250                     250                      250
Joseph R. Palombo(g)             -0-                   -0-                     -0-                      -0-
Thomas Stitzel                   250                   250                     250                      250
Thomas C. Theobald             1,359                 1,359                     760                      760
Anne-Lee Verville                263                   263                     263                      263



                                                 Total Compensation from the
                         Pension or Retirement    Fund and the Fund Complex
                           Benefits Accrued as      Paid to the Trustees for
                            Part of                 the Calendar Year Ended
                           Fund Expenses (d)       December 31, 2001 (e)(f)
                           -----------------       ------------------------
John A. Bacon, Jr.                N/A                      $95,000
William W. Boyd                   N/A                       50,000
Douglas A. Hacker                 N/A                      109,000
Janet Langford Kelly              N/A                      107,000
Richard W. Lowry                  N/A                      135,300
Salvatore Macera                  N/A                      110,000
William E. Mayer                  N/A                      132,300
Charles R. Nelson                 N/A                      109,000
John J. Neuhauser                 N/A                      132,510
Joseph R. Palombo(g)              N/A                        N/A
Thomas Stitzel                    N/A                      109,000
Thomas C. Theobald                N/A                      112,000
Anne-Lee Verville                 N/A                      114,000 (h)

(d) SR&F Base Trust does not currently provide pension or retirement plan benefits to the Trustees.
(e) As of December 31, 2001, the Liberty family of funds (Liberty Funds) consisted of 53 open-end and 9 closed-end management investment company portfolios; the Stein Roe family of funds (Stein Roe Funds) consisted of 40 open-end management investment company portfolios and 1 limited liability company; and the All-Star family of funds (All-Star Funds) consisted of 2 closed-end management investment company portfolios (collectively, the "Liberty Fund Complex"). As of December 27, 2000, the boards of trustees of the Liberty Funds and Stein Roe Funds were effectively combined into a single board for the Liberty Funds and Stein Roe Funds. The All-Star Funds have separate boards of directors.
(f) In connection with the combination of the Liberty and Stein Roe boards of trustees, Messrs. Bacon and Boyd will receive $95,000 and $50,000 respectively, for retiring prior to their mandatory retirement age. This payment will continue for the lesser of two years or until the date the Trustee would otherwise have retired at age 72. The payments, which began in 2001, are paid quarterly. FleetBoston Financial Corporation (FleetBoston) and the Liberty Fund Complex will each bear one-half of the cost of the payments. The portion of the payments borne by FleetBoston was paid by Liberty Financial Companies, Inc. (LFC) prior to November 1, 2001, when the asset management business of LFC was acquired by Fleet National Bank, a subsidiary of FleetBoston. The Liberty Fund Complex portion of the payments will be allocated among the Liberty Fund Complex based on each fund's share of the Trustee fees for 2000.
(g) Mr. Palombo does not receive compensation because he is an employee of Colonial Management Associates, Inc., an affiliate of the Advisor. Because Mr. Palombo is an "interested person" of Liberty Asset Management Company, he resigned his position as a director of the All-Star Funds on November 1, 2001, in connection with the acquisition of the asset management business of LFC by Fleet National Bank.
(h) During the fiscal year ended September 30, 2001, and the calendar year ended December 31, 2001, Ms. Verville deferred her total compensation of $373 and $114,000, respectively, pursuant to the deferred compensation plan.


Item 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of December 30, 2001, the only persons known by Base Trust to own of record or "beneficially" 5% or more of the outstanding interests of a Portfolio within the definition of that term as contained in Rule 13d-3 under the Securities Exchange Act of 1934 were as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                                                                       Percentage of
                                                                                                        Outstanding
                        Fund                                             Portfolio                     Interests Held (%)*

-----------------------------------------------------------------------------------------------------------------------
Liberty Municipal Money Market Fund                   SR&F Municipal Money Market Portfolio                  10.5
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Municipal Money Market Fund                 SR&F Municipal Money Market Portfolio                  89.5
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe High-Yield Municipals Fund                  SR&F High-Yield Municipals Portfolio                  100.0
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Liberty Money Market Fund                             SR&F Cash Reserves Portfolio                           45.9
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Cash Reserves Fund                          SR&F Cash Reserves Portfolio                           54.1
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Intermediate Bond Fund                      SR&F Intermediate Bond Portfolio                      100.0
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Income Fund                                 SR&F Income Portfolio                                 100.0
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Institutional Client High Yield Fund        SR&F High Yield Portfolio                              66.7
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe High Yield Fund                             SR&F High Yield Portfolio                              33.3
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe International Fund                          SR&F International Portfolio                          100.0
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Young Investor Fund                         SR&F Growth Investor Portfolio                         84.7
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Liberty Young Investor Fund                           SR&F Growth Investor Portfolio                         12.3
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Growth Investor Fund                        SR&F Growth Investor Portfolio                          3.0
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Balanced Fund                               SR&F Balanced Portfolio                               100.0
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Stein Roe Growth Stock Fund                           SR&F Growth Stock Portfolio                            43.3
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Liberty Growth Stock Fund                             SR&F Growth Stock Portfolio                            56.7
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

* Unaudited.
The address of each Fund listed is One Financial Center, Boston, MA 02111.


Item 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

Registrant incorporates by reference information concerning investment advisory and other services provided to each Portfolio from "Investment Advisory Services," "Custodian," and "Transfer Agent" in the SAI relating to its Feeder Fund.

Bookkeeping and Accounting Agreement

Stein Roe is responsible for providing accounting and bookkeeping services to each Portfolio pursuant to an accounting and bookkeeping agreement. Under a separate agreement (Outsourcing Agreement), Stein Roe has delegated those functions to State Street Bank and Trust Company (State Street). Stein Roe pays fees to State Street under the Outsourcing Agreement.

Under its accounting and bookkeeping agreement with the Base Trust, Stein Roe receives from each Fund a monthly fee consisting of a flat fee plus an asset-based fee, as follows:

o From each Fund that is a master fund in a master/feeder structure, an annual flat fee of $10,000, paid monthly;

o In any month that a Fund has average net assets of more than $50 million, a monthly fee equal to the percentage of the average net assets of the Fund that is determined by the following formula:

               [(number of stand-alone funds and master funds for which State Street provides pricing and bookkeeping services under the Outsourcing Agreement x $105,000) + (number of feeder funds for which State Street provides pricing and bookkeeping services under the Outsourcing Agreement x $12,000) - (annual flat fees payable by each fund for which State Street provides pricing and bookkeeping services under the Outsourcing Agreement)] / (average monthly net assets of all stand-alone funds and feeder funds for which State Street provides pricing and bookkeeping services under the Outsourcing Agreement with average monthly net assets of more than $50 million in that month)

Each Fund reimburses Stein Roe for all out-of-pocket expenses and charges, including fees payable to third parties (other than State Street) for providing pricing data.

Under a prior agreement with Base Trust, Stein Roe received a fee for performing certain bookkeeping and accounting services for each Portfolio. For these services, Stein Roe received an annual fee of $25,000 plus .0025 of 1% of average net assets over $50 million.

The tables below show fees paid under the agreements by the Portfolios over the last three fiscal years (in thousands):

--------------------------------------------------------------------------------
                                        Year Ended   Year Ended      Year Ended
                   Portfolio             6/30/01      6/30/00         6/30/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SR&F Municipal Money Portfolio           $27            $27             $27
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SR&F High-Yield Municipals Portfolio      30             30              32
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SR&F Cash Reserves Portfolio              43             44              42
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SR&F Intermediate Bond Portfolio          37             34              35
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SR&F Income Portfolio                     29             30              33
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SR&F High Yield Portfolio                 25             25              26
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Year Ended     Year Ended      Year Ended
                   Portfolio         9/30/01      9/30/00         9/30/99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SR&F Balanced Portfolio               $24            $30               $30
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SR&F Growth Stock Portfolio            55             70                50
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SR&F Growth Investor Portfolio         44             56                47
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SR&F International Portfolio           22             27                27
--------------------------------------------------------------------------------

Item 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

Registrant incorporates by reference information concerning the brokerage practices of each Portfolio from "Portfolio Transactions" in the SAI relating to its Feeder Fund.

Item 17.  CAPITAL STOCK AND OTHER SECURITIES.

Investments in Base Trust have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. Base Trust is not required to hold annual meetings of investors, and has no current intention to do so, but Base Trust will hold special meetings of investors when, in the judgment of the trustees, it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. An investors' meeting will be held upon the written, specific request to the trustees of investors holding in the aggregate not less than 10% of the Interests in a series. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the trustees by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more trustees. Investors also have the right to remove one or more trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of Base Trust or a series thereof, investors would be entitled to share pro rata in the net assets available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees).

Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Under the Declaration of Trust, the trustees are authorized to issue Interests in Base Trust. Each investor in a series is entitled to vote in proportion to the amount of its investment in the series.

Under the Declaration of Trust, the trustees are authorized to issue Interests in Base Trust. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain, and credit of Base Trust (unless another sharing method is required for federal income tax reasons in accordance with the sharing method adopted by the trustees). Investments in Base Trust have no preferences, preemptive, conversion, or similar rights and are fully paid and nonassessable, except as set forth below. Investments in Base Trust may not be transferred. No certificates representing an investor's Interest in Base Trust will be issued.

Each whole Interest (or fractional Interest) outstanding on the record date established in accordance with the By-Laws shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the Interest (or fractional Interest) in United States dollars determined at the close of business on the record date (for example, an Interest having a net asset value of $10.50 would be entitled to 10.5 votes). As a common law trust, Base Trust is not required to hold annual shareholder meetings. However, special meetings may be called for purposes such as electing or removing trustees, changing fundamental policies, or approving an investment advisory contract. If requested to do so by the holders of at least 10% of its outstanding Interests, Base Trust will call a special meeting for the purpose of voting upon the question of removal of a trustee or trustees and will assist in the communications with other holders as required by Section 16(c) of the 1940 Act. All Interests of Base Trust are voted together in the election of trustees. On any other matter submitted to a vote of holders, Interests are voted by individual series and not in the aggregate, except that Interests are voted in the aggregate when required by the 1940 Act or other applicable law. When the Board of Trustees determines that the matter affects only the interests of one or more series, holders of the unaffected series are not entitled to vote on such matters.

Base Trust may enter into a merger or consolidation or sell all or substantially all of its assets if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the respective percentages of the Interests in Base Trust), except that if the trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the votes of each being in proportion to their respective percentages of the Interests of Base Trust) will be sufficient. Base Trust, or a series thereof, will dissolve upon the complete withdrawal, resignation, retirement, or bankruptcy of any investor and will terminate unless reconstituted and continued with the consent of all remaining investors. Base Trust, or a series thereof, may also be terminated (1) if approved by the vote of two-thirds of its investors (with the votes of each being in proportion to the amount of their investment), or (2) by the trustees by written notice to its investors. The Declaration of Trust contains a provision limiting the life of Base Trust to a term of years; consequently, Base Trust will terminate on December 31, 2080.

Investors in any series of Base Trust may be held personally liable, jointly and severally, for the obligations and liabilities of that series, subject, however, to indemnification by that series in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the series than its proportionate Interest in the series. The Declaration of Trust also provides that Base Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of Base Trust, its investors, trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and Base Trust itself is unable to meet its obligations.

The Declaration of Trust further provides that obligations of Base Trust are not binding upon the trustees individually but only upon the property of Base Trust and that the trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Base Trust reserves the right to create and issue any number of series, in which case investors in each series would participate only in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in election or selection of trustees, principal underwriters, and accountants for Base Trust. Upon liquidation or dissolution of Base Trust, the investors in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the trustees). Interests of any series of Base Trust may be divided into two or more classes of Interests having such preferences or special or relative privileges as the trustees of Base Trust may determine. Currently, Base Trust has 12 series, each with only one class.

Base Trust will in no case have more than 500 investors in order to satisfy certain tax requirements. This number may be increased or decreased should such requirements change. Similarly, if Congress enacts certain proposed amendments to the Code, it may be desirable for Base Trust to elect the status of a regulated investment company as that term is defined in Subchapter M of the Code, which would require that Base Trust first change its organizational status from that of a Massachusetts trust to that of a Massachusetts business trust or other entity treated as a corporation under the Code. Base Trust's Declaration of Trust empowers the trustees, on behalf of the Trust, to change Base Trust's organizational form to that of a Massachusetts business trust or otherwise reorganize as an entity treated as a corporation under the Code and to elect regulated investment company status without a vote of the investors. Any such action on the part of the trustees on behalf of Base Trust would be contingent upon there being no adverse tax consequences to such action.

Item 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

Interests in a Portfolio will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act.

The net asset value per share of each Portfolio is determined by dividing its total assets (i.e., the total current market value of its investment in the Portfolio) less its liabilities (including accrued expenses and dividends payable), by the total number of shares of the Portfolio outstanding at the time of the determination. Each Portfolio's net asset value per share is calculated as the close of regular session trading on the NYSE.

The value of each investor's investment in a Portfolio will be based on its pro rata share of the total net asset value of the Portfolio (i.e., the value of its portfolio securities and other assets less its liabilities) as of the same date and time.

Each of SR&F Cash Reserves Portfolio and SR&F Municipal Money Portfolio values its portfolio by the "amortized cost method" by which it attempts to maintain the net asset values of its Feeder Funds at $1.00 per share. Registrant incorporates by reference "Additional Information on the Determination of Net Asset Value" in the SAIs relating to the Feeder Funds of such Portfolios.

Item 19.  TAXATION OF THE FUND.

Base Trust is organized as a common law trust under the laws of the Commonwealth of Massachusetts. Under the anticipated method of operation, Base Trust will not be subject to any federal income tax, nor is it expected to have any Massachusetts income tax liability. Base Trust has received a private letter ruling from the Internal Revenue Service to confirm its federal tax treatment in certain respects. Each investor in a Portfolio will be taxed on its share (as determined in accordance with the governing instruments of Base Trust) of the Portfolio's ordinary income and capital gains in determining its income tax liability. The determination of such share will be made in accordance with a method designed to satisfy the Code and regulations promulgated thereunder. There can be no assurance, however, that the Internal Revenue Service will agree with such a method of allocation.

The fiscal year end of SR&F Cash Reserves Portfolio, each Municipal Portfolio and each Bond Portfolio is June 30 and that of each Equity Portfolio is September 30. Although, as described above, the Portfolios will not be subject to federal income tax, they will file appropriate income tax returns.

It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a RIC, assuming that the investor invests all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors, specifically investors that are segregated asset accounts and investors who contribute assets rather than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

In order for an investment company investing in a Portfolio to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in stock, securities, or currencies. Each such investment company will also be required to distribute each year at least 90% of its investment company taxable income (in order to escape federal income tax on distributed amounts) and to meet certain tax diversification requirements. Because such investment companies may invest all of their assets in a Portfolio, the Portfolio must satisfy all of these tax requirements in order for such other investment company to satisfy them.

Registrant incorporates by reference information concerning taxes for each Portfolio from "Additional Income Tax Considerations" in the SAI relating to its Feeder Fund.

Item 20.  UNDERWRITERS.

Inapplicable.

Item 21.  CALCULATION OF PERFORMANCE DATA.

Inapplicable.

Item 22.  FINANCIAL STATEMENTS.

SR&F Municipal Money Portfolio, SR&F High-Yield Municipals Portfolio, SR&F Cash Reserves Portfolio, SR&F Intermediate Bond Portfolio, SR&F Income Portfolio, and SR&F High-Yield Portfolio. Please refer to the audited Financial Statements (investments as of June 30, 2001, statements of assets and liabilities as of June 30, 2001, statements of operations and statements of changes in net assets for the period ended June 30, 2001, and notes thereto) and reports of independent auditors, which are contained in the June 30, 2001 annual reports of their respective Feeder Funds.

SR&F Balanced Portfolio, SR&F Growth Stock Portfolio, SR&F Growth Investor Portfolio, SR&F International Portfolio. Please refer to the audited Financial Statements (investments as of September 30, 2001, balance sheets as of September 30, 2001, statements of operations and statements of changes in net assets for the period ended September 30, 2001, and notes thereto) and reports of independent public accountants, which are contained in the September 30, 2001 annual reports of their respective Feeder Funds.

The  Financial   Statements  (but  no  other  material  from  the  reports)  are incorporated herein by reference. The reports may be obtained at no charge by telephoning 800-338-2550.

                                     PART C
                                OTHER INFORMATION

Item 23.  EXHIBITS.

Exhibits [Note: As used herein, the term "Registration Statement" refers to the Registration Statement of the Registrant on Form N-1A filed under the 1940 Act, File No. 811-7996.]

(a) Declaration of Trust of Registrant as amended through 8/1/95. (Exhibit 1 to Amendment No. 2 to Registration Statement.)*

(b) By-Laws of Registrant.(Exhibit 2 to Amendment No. 2 to Registration Statement.)*
 (1)Amendment to By-Laws dated 2/4/98. (Exhibit 2(b) to Amendment No. 10. to Registration Statement.)*
 (2)Amendment to By-Laws dated March 15, 2000 (Exhibit (b)(3) to Amendment No.15. to Registration Statement.)*
 (3)Amendment to By-Laws dated September 28, 2000. (Exhibit (b)(3) to Amendment No. 15 to Registration Statement.)*
 (4)Amendment to By-Laws dated June 20, 2001. (Exhibit to Amendment No. 17 to Registration Statement.)*

(c)  Inapplicable.

(d) Management Agreement between Registrant and Stein Roe & Farnham Incorporated dated 11/1/01. (Exhibit (d) to Amendment No. 19 to Registration Statement.)*
 (1) Management Agreement between SR&F International Portfolio and Newport Fund Management, Inc. (Exhibit (d)(1) to Amendment No. 19 to Registration Statement.)*
 (2) SubAdvisory Agreement between SR&F Balanced Portfolio and Nordea Securities, Inc. (filed as Exhibit (d)(3) in Part C, Item 23 of Post-Effective Amendment No. 73 to the Registration Statement on Form N-1A of Liberty Stein Roe Funds Investment Trust (File Nos. 33-11351 and 811-
     4978), filed with the Commission on or about January 30, 2002.)*

(e) Inapplicable.

(f) Inapplicable.

(g) Custodian Agreement between Registrant and State  Street  Bank and
    Trust Company. (filed as Exhibit (g) in Part C, Item 23 of Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of Liberty Funds Trust II (File Nos. 2-66976 and 811-3009), filed with the Commission on or about October 26, 2001.)*

(h) Investor Service Agreement between Registrant and SteinRoe Services Inc. dated 8/15/95 as amended through 6/28/99. (Exhibit (h)(1) to Amendment No. 12 to Registration Statement.)*
 (1) Joinder and Release Agreement with respect to Agency Agreement. (Exhibit
     (h)(2) to Amendment No. 16 to Registration Statement.)*
 (2) Bookkeeping  and Accounting  Agreement  between  Registrant and
     Stein Roe & Farnham Incorporated dated 8/3/99.(Exhibit (h)(2) to Amendment No. 13 to Registration Statement.)*
 (3) Amendment to Bookkeeping and Accounting Agreement between Registrant and Stein Roe & Farnham Incorporated dated July 1, 2000. (Exhibit (h)(3) to Amendment No. 17 to Registration Statement.)*
 (4) Uncommitted Line of Credit with State Street Bank and Trust Company. (Exhibit (h)(4) to Amendment No. 18 to Registration Statement.)*

(i)  Inapplicable

(j)  Inapplicable.

(k)  Inapplicable.

(l)  Inapplicable.

(m)  Inapplicable.

(n)  Inapplicable.

Code of Ethics of Stein Roe & Farnham Incorporated, Newport Fund, Inc., the Funds and Liberty Funds Distributor, Inc., effective January 1, 2001, as revised December 18, 2001 - filed as Exhibit (p) in Part C, Item 23 of Post-Effective Amendment No. 45 to the Registration Statement on Form N-1A of Liberty-Stein Roe Funds Income Trust (File Nos. 33-02633 and 811-4552), filed with the Commission on or about January 29, 2002, and is hereby incorporated by reference and made a part of this Registration Statement.

Code of Ethics of Nordea  Securities,  Inc. - filed as Exhibit (p)(2) in Part C,
Item 23 of Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A of Liberty Variable Investment Trust (File Nos. 33-14954 and 811-5199), filed with the Commission on or about April 16, 2001, and is hereby incorporated by reference and made a part of this Registration Statement

Power of Attorney for: Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Salvatore Macera, William E. Mayer, Charles R. Nelson, John J. Neuhauser, Joseph R. Palombo, Thomas E. Stitzel, Thomas C. Theobald and Anne-Lee Verville - filed in Part C, Item 23 of Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A of Liberty Funds Trust II (File Nos. 2-66976 and 811-3009), filed with the Commission on or about October 26, 2001 and is hereby incorporated by reference and made a part of this Registration Statement

*Incorporated by reference.

Item 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

The Registrant does not consider that it is directly or indirectly controlled by, or under common control with, other persons within the meaning of this Item.

Item 25.  INDEMNIFICATION.

Reference is made to Article X of the Registrant's Declaration of Trust (Exhibit
1) with respect to indemnification of the trustees and officers of Registrant against liabilities which may be incurred by them in such capacities.

Registrant, its trustees and officers, its investment adviser, the other investment companies advised by Stein Roe, and persons affiliated with them are insured against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities that might be imposed as a result of such actions, suits, or proceedings. Registrant will not pay any portion of the premiums for coverage under such insurance that would (1) protect any trustee or officer against any liability to Registrant or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (2) protect its investment adviser or principal underwriter, if any, against any liability to Registrant or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its duties and obligations under its contract or agreement with the Registrant; for this purpose the Registrant will rely on an allocation of premiums determined by the insurance company.

Liberty Municipal Money Market Fund ("Liberty Municipal Fund"), a series of Liberty Funds Trust IV ("Liberty Trust IV") invests substantially all of its assets in SR&F Municipal Money Market Portfolio. In that connection, trustees and officers of Registrant have signed the registration statement of Liberty Trust IV ("Liberty Trust IV Registration Statement") on behalf of Registrant insofar as the Liberty Trust IV Registration Statement relates to Liberty Municipal Fund, and Liberty Trust IV, on behalf of Liberty Municipal Fund, has agreed to indemnify Registrant and its trustees and officers against certain liabilities which may be incurred by them.

Liberty Money Market Fund ("Liberty Money Fund"), a series of Liberty Funds Trust II ("Liberty Trust II") invests substantially all of its assets in SR&F Cash Reserves Portfolio. In that connection, trustees and officers of Registrant have signed the registration statement of Liberty Trust II ("Liberty Trust II Registration Statement") on behalf of Registrant insofar as the Liberty Trust II Registration Statement relates to Liberty Money Fund, and Liberty Trust II, on behalf of Liberty Money Fund, has agreed to indemnify Registrant and its trustees and officers against certain liabilities which may be incurred by them.

Item 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Stein Roe, the investment advisor for each Portfolio except SR&F International Portfolio, is a wholly owned subsidiary of Liberty Funds Group LLC, which is a wholly owned subsidiary of Fleet/Liberty Holdings, Inc., which is a wholly owned subsidiary of Fleet National Bank, which is a wholly owned subsidiary of FleetBoston Financial Corporation. Stein Roe acts as investment advisor to individuals, trustees, pension and profit-sharing plans, charitable organizations, and other investors. In addition to Registrant, it also acts as investment advisor to other investment companies having different investment policies.

For a two-year business history of officers and directors of Stein Roe, please refer to the Form ADV of Stein Roe and to the section of the statement of additional information (Part B) entitled "Investment Advisory and Other Services," or "Management of the Funds," as applicable.

Certain directors and officers of Stein Roe also serve and have during the past two years served, in various capacities as officers, directors, or trustees of the companies listed below and of the Registrant and other investment companies managed wholly or in part by Stein Roe. A list of such capacities is given below.


                                                                       POSITION FORMERLY
                                                                          HELD WITHIN
                                           CURRENT POSITION               PAST TWO YEARS
                                          -------------------            --------------
FLEET/LIBERTY HOLDINGS, INC. (590 Madison Avenue - 36th Floor, New York, NY  10022)
Keith T. Banks                                  Director, Pres., CEO

FLEET ASSET MANAGEMENT (590 Madison Avenue - 36th Floor, New York, NY  10022)
Keith T. Banks                                  President
Joseph R. Palombo                               COO

PROGRESS INVESTMENT MANAGEMENT (71 Stevenson Street, Suite 1620, San Francisco, CA 94105)
Keith T. Banks                                  Director
Joseph R. Palombo                               Director

WAM ACQUISITION GP, INC. (227 West Monroe Street, Suite 3000, Chicago, Illinois 60606)
Keith T. Banks                                  Director
Joseph R. Palombo                               Director

NEWPORT PRIVATE EQUITY ASIA, INC. (580 California Street, Suite 1960, San Francisco, CA 94104)
Keith T. Banks                                  Director

NEWPORT PACIFIC MANAGEMENT, INC. (580 California Street, Suite 1960, San Francisco, CA 94104)
Keith T. Banks                                  Director
Joseph R. Palombo                               Director
Jean S. Loewenberg                              Secretary
Philip J. Iudice                                Treasurer

NEWPORT FUND MANAGEMENT, INC. (580 California Street, Suite 1960, San Francisco, CA 94104)
Keith T. Banks                                  Director
Joseph R. Palombo                               Director
Jean S. Loewenberg                              Secretary
Philip J. Iudice                                Treasurer

LIBERTY NEWPORT HOLDINGS LTD. (580 California Street, Suite 1960, San Francisco, CA 94104)
Keith T. Banks                                  Director
Joseph R. Palombo                               Director
Jean S. Loewenberg                              Secretary
Philip J. Iudice                                Treasurer

LIBERTY ADVISORY SERVICES CORP. (One Financial Center, Boston, MA 02111)
Keith T. Banks                                  Director, President
Joseph R. Palombo                               Director
Roger Sayler                                    Director
Jean S. Loewenberg                              Secretary
Philip J. Iudice                                Treasurer

FINANCIAL CENTRE INSURANCE AGENCY (One Financial Center, Boston, MA 02111)
Keith T. Banks                                  Director, President
Joseph R. Palombo                               Director
Jean S. Loewenberg                              Secretary
Philip J. Iudice                                Treasurer

LIBERTY ASSET MANAGEMENT COMPANY (One Financial Center, Boston, MA 02111)
Keith T. Banks                                  Director
Joseph R. Palombo                               Director
Roger Sayler                                    Director
Jean S. Loewenberg                              Secretary
Philip J. Iudice                                Treasurer

CRABBE HUSON GROUP, INC. (121 South West Morrison, Suite 1400, Portland, OR 97204)
Keith T. Banks                                  Director, President
Joseph R. Palombo                               Director
Roger Sayler                                    Director
Jean S. Loewenberg                              Secretary
Philip J. Iudice                                Treasurer

COLONIAL ADVISORY SERVICES, INC. (One Financial Center, Boston, MA 02111)
Keith T. Banks                                  Director
Joseph R. Palombo                               Director
Jean S. Loewenberg                              Secretary
Philip J. Iudice                                Treasurer

LIBERTY FUNDS GROUP LLC (One Financial Center, Boston, MA 02111)
Keith T. Banks                                  Director, President
Joseph R. Palombo                               Director, Exec. V.P.
Roger Sayler                                    Director
Philip J. Iudice                                Treasurer
Jean S. Loewenberg                              Secretary

LIBERTY FUNDS SERVICES, INC. (One Financial Center, Boston, MA 02111)
Joseph R. Palombo                               Director
Jean S. Loewenberg                              Secretary

COLONIAL MANAGEMENT ASSOCIATES, INC. (One Financial Center, Boston, MA 02111)
Keith T. Banks                                  President and CIO
Loren A. Hansen                                 Senior Vice President
Joseph R. Palombo                               Director, Exec. V.P.
Michael Bissonnette                             Senior Vice President
Bonny E. Boatman                                Senior Vice President
Carl C. Ericson                                 Senior Vice President
Leslie W. Finnemore                             Senior Vice President
Harvey B. Hirschhorn                            Senior Vice President
Michael T. Kennedy                              Senior Vice President
Sharon Lenzi                                    Senior Vice President
Maureen Newman                                  Senior Vice President
Laura Ostrander                                 Senior Vice President
David O'Brien                                   Senior Vice President
Scott B. Richards                               Senior Vice President
Roger Sayler                                    Director
Scott Schermerhorn                              Senior Vice President
Gary Swayze                                     Senior Vice President
Jean S. Loewenberg                              Secretary
Philip J. Iudice                                Treasurer

LIBERTY-STEIN ROE FUNDS INCOME TRUST; LIBERTY-STEIN ROE FUNDS INVESTMENT
TRUST, LIBERTY-STEIN ROE ADVISOR TRUST, LIBERTY-STEIN ROE FUNDS MUNICIPAL
TRUST, LIBERTY-STEIN ROE FUNDS INSTITUTIONAL TRUST, LIBERTY-STEIN ROE FUNDS
TRUST, STEINROE VARIABLE INVESTMENT TRUST, LIBERTY FLOATING RATE FUND,
LIBERTY-STEIN ROE INSTITUTIONAL FLOATING RATE INCOME FUND, STEIN ROE
FLOATING RATE LIMITED LIABILITY COMPANY, LIBERTY VARIABLE INVESTMENT TRUST,
SR&F BASE TRUST, LIBERTY FUNDS TRUST I, LIBERTY FUNDS TRUST II, LIBERTY FUNDS
TRUST V, LIBERTY FLOATING RATE ADVANTAGE FUND (One Financial Center, Boston, MA
02111)
Keith T. Banks                                  President
William J. Ballou                               Secretary                      Asst. Secy.
Joseph R. Palombo                               Trustee                        VP


Nordea Investment Management North America, Inc. (Nordea), is the sub-advisor to SR&F Balanced Portfolio. Nordea is an indirect wholly owned subsidiary of Unibank A/S, which in turn is a direct wholly owned subsidiary of Nordea Companies Denmark, which in turn is a direct wholly owned subsidiary of Nordea AB.

The business and other connections of certain officers of Nordea is incorporated by reference from Nordea's Form ADV, as most recently filed with the Securities and Exchange Commission. The file number of such ADV Form is File No. 801-56180.

Newport Fund Management, Inc. (Newport) is the advisor to SR&F International Portfolio. Newport is an indirect wholly owned subsidiary of FleetBoston Financial Corporation.

The business and other connections of certain officers of Newport are listed on the Form ADV of Newport as currently on file with the Commission (File No. 801-31850).

ITEM 27.  PRINCIPAL UNDERWRITERS.

Inapplicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

William J. Ballou, Secretary
SR&F Base Trust
One Financial Center
Boston, MA 02111

ITEM 29.  MANAGEMENT SERVICES.

None.

ITEM 30.  UNDERTAKINGS.

Inapplicable.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 30th day of January, 2002.

                                          SR&F BASE TRUST

                                          /s/ Keith T. Banks
                                            ---------------------
                                         By:  Keith T. Banks
                                              President

                                 SR&F BASE TRUST
            INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

Exhibit
Number            Description